UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report: January 20, 2009

(Date of earliest event reported)

AKAMAI TECHNOLOGIES, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-27275	04-3432319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Cambridge Center, Cambridge, Massachusetts 02142

(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (617) 444-3000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(e)

I.	2009 Executive Compensation

On January 20, 2009, the Compensation Committee (the “Compensation Committee”) of the Board of Directors of Akamai Technologies, Inc. (“Akamai,” the “Company,” or the “Registrant”) adopted cash and equity compensation programs for 2009 for the following executive officers: Paul Sagan, Chief Executive Officer; Debra Canner, Senior Vice President – Human Resources; Melanie Haratunian, Senior Vice President and General Counsel; Robert Hughes, Executive Vice President – Global Sales, Services & Marketing; and J. Donald Sherman, Chief Financial Officer (collectively, the “Executives”).

Each of the cash incentive components of the 2009 compensation program provides for an annual base salary and a cash bonus, the amount of such bonus to be determined based upon the achievement of certain pre-determined individual and corporate performance objectives. Specifically, each Executive’s cash bonus is weighted as follows: 80% based on Akamai’s achievement of revenue and normalized earnings per share targets for fiscal year 2009 and 20% based on achievement of individual or departmental performance goals. For Mr. Hughes, the portion of his bonus that is based on Akamai’s financial performance also requires achievement against a third component, a measure of the financial performance of Akamai’s Advertising Decision Solutions operations.

For Mr. Sagan, the target cash bonus is equal to 150% of his base salary of $540,750, and the maximum cash bonus is equal to 270% of his base salary. For Ms. Canner, the target cash bonus is equal to 50% of her base salary of $283,250, and the maximum cash bonus is equal to 90% of her base salary. For Ms. Haratunian, the target cash bonus is equal to 50% of her base salary of $334,750, and the maximum cash bonus is equal to 90% of her base salary. For Mr. Hughes, the target cash bonus is equal to 125% of his base salary of $427,450, and the maximum cash bonus is equal to 225% of his base salary. For Mr. Sherman, the target cash bonus is equal to 75% of his base salary of $427,450, and the maximum cash bonus is equal to 135% of his base salary.

As described in the table below, each Executive was also granted stock options and restricted stock units (“RSUs”) under the 2009 compensation program as follows:

Name	Dollar Value of Stock Option Awards	Annual Performance- Based Vesting Restricted Stock Units*	Three-Year Performance-Based Vesting Restricted Stock Units * (maximum deliverable)
Paul Sagan	$1,500,000	160,901	80,451
Debra Canner	$150,000	24,135	12,068
Melanie Haratunian	$166,667	26,817	13,408
Robert W. Hughes	$875,000	80,451	40,225
J. Donald Sherman	$875,000	80,451	40,225

*	Fifty percent of the RSUs identified above were issued effective as of January 20, 2009. Issuance of the remaining fifty percent of such RSUs is contingent upon approval by the stockholders of the Company, at its next annual meeting of stockholders, of a new stock incentive plan or an amendment to the 2006 Option Plan to allow for an increase in the number of shares available for issuance thereunder. The effective date of such issuance would be the date on which approval is received.

The options will have an effective date of the second day following the Company’s release of financial results for fiscal year 2008; the effective date is expected to be February 6, 2009. The aggregate number of options to be granted to each individual shall be calculated by applying a Black-Scholes option pricing model to the value set forth in the chart above based on the closing sale price of Akamai’s common stock as reported on the Nasdaq Global Select Market on the effective date. Such price shall also be the exercise price for the options. The options will vest in accordance with the following schedule: 25% vest on the first anniversary of the effective date and the remaining 75% vest in equal quarterly installments of 6.25% thereafter. Options are subject to the terms of the Company’s standard form of non-statutory stock option agreement previously filed on March 1, 2007 with the Securities and Exchange Commission.

Each RSU represents the right to receive one share of Akamai common stock upon vesting. Annual performance-based vesting RSUs (the “Base RSUs”) vest in 33% annual installments on the second business day following the date on which the Company releases its financial results for the preceding fiscal year only if the Company achieved an enumerated revenue and normalized earnings per share target during such preceding fiscal year. Three-Year performance-based vesting RSUs (the “Three-Year Cumulative Performance RSUs”) will only vest to the extent that the Company exceeds specified cumulative revenue and earnings per share targets for fiscal years 2009, 2010 and 2011. The maximum number of Three-Year Cumulative Performance RSUs that may vest is equal to 50% of the number of Base RSUs granted on the same date that have subsequently vested; the maximum vesting would only occur if the Company meets or exceeds 107% of both its cumulative revenue and earnings per share targets for fiscal years 2009, 2010 and 2011. No Three-Year Cumulative Performance RSUs will vest if the Company fails to exceed the applicable targets. If the Company’s cumulative revenue and/or earnings per share results for the applicable years is between 100% and 107% of the targets, between zero Three-Year Cumulative Performance RSUs and the maximum deliverable amount set forth above will vest. The foregoing description of the RSUs is qualified in its entirety by the text of the relevant RSU agreement, each of which will be filed with Akamai’s Annual Report on Form 10-K for the year ended December 31, 2008.

II.	2008 Bonus Awards

On January 20, 2009, the Board of Directors of the Corporation exercised its discretion to award Mr. Sagan a special bonus of $157,500, which is equivalent to 20% of the target bonus that was reflected in his 2008 cash incentive plan. On January 20, 2009, the Compensation Committee of the Board of Directors voted to authorize Mr. Sagan to award discretionary bonuses in an amount equal to 20% of each Executive’s target bonus that was reflected in his or her 2008 cash incentive plan. Mr. Sagan has granted to Ms. Canner a bonus of $15,435; to Ms. Haratunian a bonus of $32,500; to Mr. Hughes a bonus of $103,750; and to Mr. Sherman a bonus of $62,250. These special bonuses were awarded to Mr. Sagan and the other Executives in light of their contributions to Akamai’s financial performance in 2008 and to the overall success and achievement of Akamai in a challenging economic environment. These bonuses are scheduled to be paid in February 2009.

The discretionary bonuses described above are in addition to amounts earned under the terms of each Executive’s 2008 cash incentive plan. The Board of Directors determined that Mr. Sagan achieved his individual performance goals under the 2008 cash incentive plan, and Mr. Sagan determined that all of the other Executives met or exceeded their individual performance goals under such plan. As a result, each Executive earned 20% of his or her target bonus under the terms of such plan.

When combined with the discretionary bonuses, each Executive was awarded total cash bonus payments equal to 40% of his or her 2008 target cash bonus.

Item 9.01.	Financial Statements and Exhibits

(d) Exhibits

None

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 23, 2009	AKAMAI TECHNOLOGIES, INC.

	By:	/s/ Melanie Haratunian
Melanie Haratunian, Senior Vice President and General Counsel

EXHIBIT INDEX

None